EXHIBIT 99.2

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG SYSTEMS INTERNATIONAL ISSUES INITIAL 2020 GUIDANCE

GREENWOOD VILLAGE, Colo., December 17, 2019 — CSG (NASDAQ: CSGS), the trusted partner to simplify the complexity of business transformation in the digital age, today issued its initial 2020 financial guidance for revenues and operating margin percentage following the announcement of their contract extension with Comcast as the provider of billing and customer care services to all of Comcast’s residential broadband and cable customers through 2024.

CSG’s financial guidance for revenues and operating margin percentage for the full year 2020 is as follows:

GAAP Measures:
Revenues	$980 - $1,020 million
Operating Margin Percentage	11.5% - 12.5%
Non-GAAP Measures:
Adjusted Revenues	$907 - $940 million
Adjusted Operating Margin Percentage	16.0% - 17.0%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 1 and the Investor Relations section of CSG’s website at csgi.com.

CSG’s full 2020 financial guidance to include earnings per share (EPS), cash flows from operating activities, non-GAAP adjusted EBITDA, and non-GAAP free cash flow, will be given during CSG’s fourth quarter 2019 earnings conference call on February 5, 2020.

For more information regarding the contract extension with Comcast, please refer to the Form 8-K filed today with the SEC, which can be found in the Investor Relations section of CSG’s website at csgi.com.

About CSG

For more than 35 years, CSG has simplified the complexity of business, delivering innovative customer engagement solutions that help companies acquire, monetize, engage and retain customers. Operating across more than 120 countries worldwide, CSG manages billions of critical customer interactions annually, and its award-winning suite of software and services allow companies across dozens of industries to tackle their biggest business challenges and thrive in an ever-changing marketplace. CSG is the trusted partner for driving digital innovation for hundreds of leading global brands, including AT&T, Charter Communications, Comcast, DISH, Eastlink, Formula One, iflix, MTN and Telstra. To learn more, visit our website at csgi.com and connect with us on LinkedIn, Twitter and Facebook.

CSG Systems International, Inc.

December 17, 2019

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release.  Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately forty percent of its revenues from its two largest clients;
•	Continued market acceptance of CSG’s products and services;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of its dependency on software solution sales, which are subject to greater volatility;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

Contact:

Liz Bauer, Chief Investor Relations Officer

CSG

+1 (303) 804-4065

Liz.bauer@csgi.com

Brad Jones

Public Relations

CSG

+1 (303) 200-3001

brad.jones@csgi.com

CSG Systems International, Inc.

December 17, 2019

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP adjusted revenues, non-GAAP operating income, and non-GAAP adjusted operating margin percentage.  CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making.  CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information.  Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only.  Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

December 17, 2019

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	Adjusted Operating Margin Percentage
Transaction fees	—	X
Restructuring and reorganization charges	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	X	X
Earn-out compensation	X	X
Transaction-related costs	X	X
Stock-based compensation	X	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Transaction fees are primarily comprised of interchange and other payment-related fees paid, in conjunction with the delivery of service to clients under CSG’s payment services contracts, to third-party payment processors and financial institutions by CSG.  Because CSG controls the integrated service provided under its payment services client contracts, these transaction fees are presented gross, and not netted against revenues; however, other payments companies who do not provide and/or control an integrated service present their revenues net of transaction fees.  The exclusion of these fees in calculating CSG’s non-GAAP adjusted revenues provides management and investors an additional means to use to compare CSG’s current revenues with historical and future periods, as well as with other payments companies.

•

Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction.  These charges are not considered reflective of CSG’s recurring core business operating results.  The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related expenses include amortization of acquired intangible assets, earn-out compensation, and transaction-related costs.  Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results.  The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation.  In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations.  Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs.  The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG.  The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

Non-GAAP Financial Measures –   Financial Guidance

Non-GAAP Adjusted Revenues:

The reconciliation of GAAP revenues to non-GAAP adjusted revenues, as included in CSG’s 2020 full year financial guidance, is as follows:

	2020 Guidance Range
	Low Range	High Range
GAAP revenues	$980,000	$1,020,000
Less: Transaction fees	(73,000)	(80,000)
Non-GAAP adjusted revenues (1)	$907,000	$940,000
(1)

Non-GAAP adjusted revenues are defined as GAAP revenues less transaction fees.  Transaction fees are primarily comprised of interchange and other payment-related fees paid, in conjunction with the delivery of service to clients under CSG’s payment services contracts, to third-party payment processors and financial institutions by CSG.  Because CSG controls the integrated service provided under its payment services client contracts, these transaction fees are presented gross, and not netted against revenues; however, other payments companies who do not provide and/or control an integrated service present their revenues net of transaction fees.

Non-GAAP Operating Income:

The reconciliation of GAAP operating income to non-GAAP operating income, as included in CSG’s 2020 full year financial guidance, is as follows (in thousands, except percentages):

	2020 Guidance Range
	Low Range	High Range
Operating Income
GAAP operating income	$112,300	$127,000
Acquisition-related expenses:
Amortization of acquired intangible assets	11,300	11,300
Stock-based compensation	21,500	21,500
Non-GAAP operating income	$145,100	$159,800

Operating Margin Percentage
GAAP revenues	$980,000	$1,020,000
GAAP operating margin percentage	11.5%	12.5%

Non-GAAP adjusted revenues	$907,000	$940,000
Non-GAAP adjusted operating margin percentage	16.0%	17.0%